UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2025

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which registered
Common Shares	PW	NYSE American

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 24, 2025, Power REIT (the “Trust” or “Power REIT”) entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as sales agent, pursuant to which the Trust may, from time to time, issue and sell its common shares, par value $0.001 per share (the “common shares”), in an “at the market offering.”

Sales of the common shares, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P. is not required to sell any specific amount of common shares, but will act as sales agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices, on mutually agreed terms between A.G.P. and the Trust. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As sales agent, A.G.P. is entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds of each sale of common shares under the Sales Agreement. In connection with the sale of common shares on behalf of Power REIT, A.G.P., as sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. Power REIT has also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act.

The offering of the common shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of the common shares provided for in the relevant prospectus to be filed by the Trust (the “ATM Prospectus”), or (2) the termination of the Sales Agreement. The Sales Agreement will automatically terminate upon the issuance and sale of all of the common shares pursuant to the Sales Agreement and may be terminated by the Trust at any time in its sole discretion by giving two (2) days’ written notice to A.G.P., or by A.G.P. at any time in its sole discretion by giving two (2) days’ written notice to the Trust with respect to A.GP.’s participation in the offering. The Sales Agreement will remain in full force and effect until the Sales Agreement is terminated in accordance with the terms thereof.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the terms of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

In the ATM Prospectus and the Trust’s related registration statement on Form S-3 to be filed by the Trust, Power REIT intends to update the current description of its business as set forth below in this Item 8.01.

Power REIT owns a portfolio of real estate assets related to transportation, energy infrastructure a Controlled Environment Agriculture (“CEA”) in the United States.

Power REIT is structured as a holding company and owns its assets through twenty-four direct and indirect wholly owned, special purpose subsidiaries that have been formed in order to hold real estate assets, obtain financing and generate lease revenue. As of September 30, 2024, the Trust’s assets consisted of approximately 112 miles of railroad infrastructure and related real estate which is owned by its subsidiary Pittsburgh & West Virginia Railroad (“P&WV”), approximately 447 acres of fee simple land leased to a number of utility scale solar power generating projects with an aggregate generating capacity of approximately 82 Megawatts (“MW”) and approximately 249 acres of land with approximately 2,112,000 square feet of existing or under construction CEA properties in the form of greenhouses.

In 2019, Power REIT pivoted to focus on greenhouses as a technology play in the form of real estate. Over the past five years, a significant amount of capital flowed into the CEA sector in the United States. CEA facilities generally are either indoor warehouse facilities that require lights for plant growth and heating, ventilation and air conditioning to maintain the climate or greenhouses, which benefit from free and natural sunlight and proven approaches to maintain a proper growing environment. Power REIT’s investment thesis was based on greenhouses as sustainable approach to growing certain crops.

Power REIT invested in greenhouses for state-licensed cannabis and food cultivation. Unfortunately, the market for both opportunities has been challenging and the greenhouse portfolio has performed poorly with significant vacancy. Currently, the entire greenhouse portfolio is being marketed for sale but the market to sell these properties is weak. Power REIT continues to explore all options to monetize these assets. As previously disclosed in its filings with the U.S. Securities and Exchange Commission, the greenhouse portfolio secures a loan, which loan is currently in default. The loan is non-recourse to Power REIT, which reduces its exposure.

While it may continue to explore opportunities in the greenhouse and cannabis space, Power REIT is now exploring new opportunities. The real estate market is in a state of transition and experiencing a wave of distressed properties due to several factors, including economic downturns, shifting property demand in a post-COVID environment, rising interest rates and mortgage defaults. Power REIT believes the current environment can create significant opportunities for it. Power REIT is focused on identifying special opportunities in the form of investing in distressed situations, including debt and other types of secured interests in real estate, distressed properties and real estate related companies. As part of moving Power REIT forward, it is looking to selectively raise capital.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

1.1	Sales Agreement, dated January 24, 2025, by and between Power REIT and A.G.P./Alliance Global Partners
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: January 24, 2025	By:	/s/ David H. Lesser
	Name:	David H. Lesser
	Title:	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, & Treasurer